UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2022

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers

2022 Base Salary and Target Bonus Information

On February 25, 2022, the Compensation Committee of the Board of Directors (the “Committee”) of Cytek Biosciences, Inc. (the “Company”) approved (i) annual base salaries for fiscal year 2022 and (iii) target performance bonus percentages for fiscal year 2022, for the Company’s executive officers as set forth below. The base salaries for fiscal year 2022 are effective as of February 16, 2022 and the target performance bonus amounts for fiscal year 2022 are expressed as a percentage of the corresponding 2022 base salary.

The following table sets forth the amounts approved by the Committee for each of the Company’s named executive officers:

Name	2022 Base Salary	2022 Target Bonus Percentage
Wenbin Jiang, Ph.D. President and Chief Executive Officer	$545,000	80%
Ming Yan, Ph.D. Chief Technology Officer	$400,000	50%
Patrik Jeanmonod Chief Financial Officer	$385,000	50%

The cash bonuses for the named executive officers will be primarily based on the achievement of the 2022 corporate goals, as determined by the Board of Directors of the Company on December 15, 2021 (the “2022 Bonus Program”). The Company’s 2022 corporate goals include a revenue target (“Revenue Target”) and EBITDA target (“EBITDA Target”) with a weighting of 80% and 20%, respectively. The 2022 Bonus Program will be funded based upon achievement of the targets only if the Company achieves a specified percentage of the Revenue Target and the bonus pool will not be funded with respect to achievement of the EBITDA Target unless the Company achieves a specified percentage of the EBITDA Target. The executive officers’ actual bonuses for fiscal year 2022 may exceed 100% of his 2022 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other goals. Individual payouts may also be adjusted based on the Committee’s assessment of the officer’s respective individual achievement and performance rating. Payment of bonuses to the Company’s executive officers under the 2022 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Committee.

Equity Award Grant Information

On February 25, 2022 the Committee also approved equity awards under the Company’s 2021 Equity Incentive Plan (the “Plan”) to the Company’s executive officers as set forth below.

Name	Stock Options	Restricted Stock Units
Wenbin Jiang, Ph.D. President and Chief Executive Officer	163,158	108,137
Ming Yan, Ph.D. Chief Technology Officer	47,841	31,708
Patrik Jeanmonod Chief Financial Officer	42,310	28,042

The above restricted stock unit (“RSU”) grants were effective as of February 28, 2022 and vest over four years with 4/48 of the total shares underlying the RSU grant vesting on May 18, 2022, and 3/48 of the total shares underlying the RSU grant vesting each subsequent quarter thereafter on the prescheduled vest dates of August 18, November 18, February 18 and May 18. The above stock option grants were effective as of February 28, 2022, with an exercise price equal to $13.64, the closing price of the Company’s common stock on that date, and ratably vest monthly over four years commencing on January 1, 2022. The vesting of the RSUs and stock options described above is contingent upon the executive officer’s continuous service, as defined in the Plan, on each vesting date. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

2021 Bonus Payments

On February 28, 2022, the Committee approved cash bonuses with respect to performance for fiscal year 2021. The following table sets forth the amounts approved by the Committee for each of the Company’s named executive officers:

Name	2021 Cash Bonus
Wenbin Jiang, Ph.D. President and Chief Executive Officer	$163,687
Ming Yan, Ph.D. Chief Technology Officer	$134,451
Patrik Jeanmonod Chief Financial Officer	$106,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: March 2, 2022	By:	/s/ Wenbin Jiang, Ph.D.
Wenbin Jiang, Ph.D. President and Chief Executive Officer